                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 **********************************************************************
  Date of Report (Date of earliest event reported): September 26, 1997

                  Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

                  Georgia                                  001-11081
(State or other jurisdiction of incorporation)      (Commission File Number)

                                58-0961876
                       (I.R.S. Employer I.D. Number)

624 Ellis Street, Augusta, Georgia                            30901
(Address of principal executive offices)                   (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

       ____________________________________________________________
       (Former name or former address, if changed since last report)
  **********************************************************************


Filed: October 8, 1997

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ITEM 5.     OTHER EVENTS.  Merry Land & Investment Company, Inc. (the
"Company") acquired the two following apartment properties located in Houston, Texas in September, 1997.

  The apartment properties acquired are described as follows:


Name of                                                       Date Acquired          Acquisition Cost  Debt Assumed   Occupancy
Apartments          Seller <F1>            Market Location      in 1997      Units     <F2>                             <F3>
--------------------------------------------------------------------------------------------------------------------------------
Richmond           Richchase Apartments, Ltd.  Houston,      September 26    188      $12,700,000     $9,448,562       97%
Town Homes                                     Texas

Trails at          Beeler-Sanders, Ltd.        Houston,      September 30    476      $22,150,000     $14,774,129      95%
Briar Forest       Beeler-Sanders II, Ltd.     Texas


--------------------------------------------------------------------------------------------------------------------------------

<F1>   The sellers are not related to or affiliated with the Company.
<F2>   Includes acquisition costs incurred to date and debt assumed.
<F3>   Physical occupancy as of the date acquired.

  The sellers were unrelated to the Company. The acquisition was paid for with cash, funded with proceeds of its $200 million unsecured revolving credit facility described in the Company's Form 8-K filed September 23, 1997, and the assumption of debt. The properties were acquired subject to secured indebtedness bearing interest at the rate of 7.21% per annum with a final maturity in 2001 (in the case of Richmond Town Homes) and bearing interest at the rate of 7.125% per annum with a final maturity in 2006
(in the case of Trails at Briar Forest).

  The acquisitions were made only after a detailed review of the property's physical condition, anticipated capital expenditures, occupancy rates, expenses including utility rates, maintenance, grounds, property taxes and insurance all of which were compared to competitive properties.

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                                 SIGNATURE

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 MERRY LAND & INVESTMENT COMPANY,
 INC.
                              (Registrant)

          /s/
 By:____________________________
    Dorrie E. Green
    As Its Vice President